Number                          Floor Decor, Inc.                         Shares
                INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON VOTING STOCK            Cusip 339752 107          COMMON VOTING STOCK
                               PAR VALUE $0.01     FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

SHARES OF THE COMMON STOCK OF Floor Decor, Inc., a Delaware Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

                                                                Not Valid Unless
                                                     Initialed by Transfer Agent
                                                     Madison Stock Transfer Inc.
                                                                     P.O. Box 45
                                                            Brooklyn, N.Y. 11229

    Ed P. Kenny                Floor Decor, Inc.                 AJ Nassar
    President                  Corporate Seal                    Secretary
                                  Delaware